                                                                   EXHIBIT 10.36


                                FOURTH AMENDMENT

          FOURTH AMENDMENT, dated as of June 2, 2006 (this "AMENDMENT"), to the Credit Agreement, dated as of May 19, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among CARMIKE CINEMAS, INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties thereto (the "LENDERS"), WELLS FARGO FOOTHILL, INC., as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"), and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain extensions of credit to the Borrower; and

          WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

          SECTION 1.1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          SECTION 1.2. AMENDMENTS TO SECTION 1.1 TO THE CREDIT AGREEMENT.
Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Applicable Margin" and "Delayed-Draw Term Commitment" in their entirety and inserting, in proper alphabetical order, the following new defined terms and related definitions:

          "AMENDMENT EFFECTIVE DATE": as defined in the Fourth Amendment.

          "APPLICABLE MARGIN": for each Type of Loan (other than Other Term Loans), the rates per annum set forth below, subject to Section 4.16(a), based on the then applicable Ratings with any adjustments to become effective on the day after any change in such Ratings by either or both of Moody's and/or S&P:


   ======================================================= =========================== =============================
   RATING                                                  EURODOLLAR LOANS            BASE RATE LOANS
   ------------------------------------------------------- --------------------------- -----------------------------
   B1 or better by Moody's and                                       2.50%                        1.50%
   B or better by S&P
   ------------------------------------------------------- --------------------------- -----------------------------
   B2 by Moody's and B or better by S&P                              2.75%                        1.75%
   ------------------------------------------------------- --------------------------- -----------------------------
   B3 by Moody's and B- by S&P                                       3.25%                        2.25%
   ------------------------------------------------------- --------------------------- -----------------------------
    Caa1 or lower by Moody's or CCC+ or lower by S&P                 3.50%                        2.50%
   ======================================================= =========================== =============================

     ; PROVIDED, that, (i) if each of Moody's and S&P has not issued or reaffirmed a Rating on or after May 26, 2006 and on or prior to the Amendment Effective Date, the rate of interest applicable to Eurodollar Loans shall be 3.25% and the rate of interest applicable to Base Rate Loans shall be 2.25% until such Ratings are issued or reaffirmed and the Applicable Margin thereafter will be based on such issued or reaffirmed Ratings, (ii) unless the financial statements and other items specified in Sections 7.1 and 7.2 for the periods ended December 31, 2005 and March 31, 2006 (the "REQUIRED INFORMATION") shall have been delivered to the Lenders on or prior to July 1, 2006, the Applicable Margin with respect to the Loans shall be increased by 0.50% per annum until the earlier of delivery of the Required Information and July 27, 2006 and (iii) if there is a split in the Ratings issued by Moody's and S&P then the lower of such Ratings shall apply.

          "DELAYED-DRAW TERM COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Delayed-Draw Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Delayed-Draw Term Commitment" under such Lender's name on such Lender's Addendum, as such amount may be reduced pursuant to Section 4.1(b) or Section 2.2(b). The original aggregate amount of the Delayed-Draw Term Commitments as of the Closing Date is $185,000,000.

          "FOURTH AMENDMENT": shall mean the Fourth Amendment to this Agreement dated as of June 2, 2006.

          "FINANCIAL STATEMENTS": as defined in Section 5.16.

          "MOODY'S": Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "PERMITTED EVENT": either of (i) a sale of all or substantially all of the Capital Stock or assets of the Borrower or another event taken with the consent of a majority of the members of the board of directors of the Borrower that would constitute an Event of Default under Section 9(k)(i) or
     (ii) the issuance by the Borrower of up to $150,000,000 of senior subordinated or subordinated debt securities.

          "RATINGS": at any time, the corporate credit ratings of the Borrower assigned by Moody's and S&P at such time.

          "S&P": Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.


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

     SECTION 1.3. AMENDMENTS TO SECTION 2.2 TO THE CREDIT AGREEMENT. Section 2.2 of the Credit Agreement is hereby amended to delete paragraph (b) and the last paragraph of such Section 2.2 in their entirety and substituting in lieu thereof the following:

          "(b) The Borrower may request, on a date on or before June 13, 2006 (the "DELAYED-DRAW NOTICE DATE") that the Delayed-Draw Lenders shall make Delayed-Draw Term Loans on a specified date not later than the third Business Day after the Delayed-Draw Notice Date by executing and delivering to the Administrative Agent a Delayed-Draw Activation Notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, three Business Days prior to the date specified for funding of the Delayed-Draw Term Loans specifying (x) the amount of such Delayed-Draw Term Loans and (y) the Type of such Delayed-Draw Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Delayed-Draw Term Lender thereof. Not later than 12:00 Noon, New York City time, on the date specified for funding of the Delayed-Draw Term Loans each Delayed-Draw Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Delayed-Draw Term Loan to be made by such Lender. The Administrative Agent shall promptly make available to the Borrower on the date specified for funding of the Delayed-Draw Term Loans, by wire transfer of immediately available funds to a bank account designated in writing by the Borrower, the aggregate of the amounts made available to the Administrative Agent by the Delayed-Draw Term Lenders in immediately available funds. Any Delayed-Draw Term Commitments not drawn on such funding date shall be automatically and permanently cancelled notwithstanding any other provisions of this Agreement."

     SECTION 1.4. AMENDMENTS TO SECTION 4.1 TO THE CREDIT AGREEMENT. Section 4.1 of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof and immediately prior to the period the following: "; provided, further that any optional prepayment of the Term Loans during the first year following the Amendment Effective Date shall be accompanied by a prepayment fee in an amount equal to 1% of the principal amount so prepaid, other than to the extent such prepayment occurs as a result of or with the proceeds of a Permitted Event".

     SECTION 1.5. AMENDMENTS TO SECTION 4.2(E) TO THE CREDIT AGREEMENT. Section 4.2(e) of the Credit Agreement is hereby amended by inserting at the end thereof the following new sentence: "Any prepayment of the Term Loans pursuant to this
Section 4.2 (other than pursuant to paragraph (d)) during the first year following the Amendment Effective Date shall be accompanied by a prepayment fee in an amount equal to 1% of the principal amount so prepaid, other than to the extent such prepayment occurs as a result of or with the proceeds of a Permitted Event".

     SECTION 1.6. AMENDMENTS TO SECTION 4.8(E) TO THE CREDIT AGREEMENT. Section 4.8(e) of the Credit Agreement is hereby amended by inserting immediately before the last sentence of such Section 4.8(e) the following:


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

     "In addition to the rights described above, in the event that the Administrative Agent shall make available to the Borrower all or any portion of the Delayed-Draw Term Loans of any Delayed-Draw Lender on the funding date for such Loans and such Delayed-Draw Lender shall fail to make available to the Administrative Agent a corresponding amount by 5:00 PM New York City time on the Amendment Effective Date, the Administrative Agent in its sole discretion shall be entitled to immediately and without further action on the part of such Delayed-Draw Lender register a transfer of such Delayed-Draw Lender's Delayed-Draw Term Loans to a replacement Delayed-Draw Lender, which shall be Bear Stearns Corporate Lending Inc. ("BEAR STEARNS"). Bear Stearns agrees to purchase any such Delayed-Draw Term Loans at par and in accordance with Section 11.6 (other than the requirement for the signature of the defaulting Delayed-Draw Lender on the Assignment and Assumption in connection with such transfer). In addition to any other remedies the Borrower or Bear Stearns may have against such defaulting Delayed-Draw Lender, Bear Stearns shall be entitled to recover from such defaulting Delayed-Draw Lender the difference (if positive) between par and the amount for which it is able to sell such purchased Delayed-Draw Term Loans in the secondary market."

     SECTION 1.7. AMENDMENTS TO SECTION 5.16 TO THE CREDIT AGREEMENT. Section
5.16 of the Credit Agreement is hereby amended by deleting such Section 5.16 in its entirety and substituting in lieu thereof the following Section 5.16:

          "5.16 USE OF PROCEEDS. The proceeds of the Initial Term Loans made on the Closing Date shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of any Incremental Term Loans shall be used to finance Permitted Acquisitions and to pay related fees and expenses. The proceeds of any Delayed-Draw Term Loans shall be used to repay the Senior Subordinated Notes in the event those obligations are accelerated as result of the failure of the Borrower to deliver and file its annual financial statements and related report on Form 10-K in respect of the fiscal year ended December 31, 2005, or its quarterly financial statements and related report on Form 10-Q in respect of the fiscal quarter ended March 31, 2006 (collectively, the "FINANCIAL STATEMENTS") with the Securities and Exchange Commission, or to purchase the Senior Subordinated Notes in a tender offer prior to or after the time the Senior Subordinated Notes become accelerable as a result of the failure to deliver and file the Financial Statements and, in each case, to pay related premiums, fees and expenses. The proceeds of the Revolving Loans shall be used together with the proceeds of the Swingline Loans and the Letters of Credit for any general corporate purposes."

     SECTION 1.8. AMENDMENTS TO SECTION 7.1 TO THE CREDIT AGREEMENT. Section 7.1 of the Credit Agreement is hereby amended by (i) deleting the parenthetical immediately after the word "Borrower" in the second line of paragraph (a) thereof, that was inserted pursuant to the Third Amendment to the Credit Agreement, and inserting the following: "(or, in the case of the fiscal year ended December 31, 2005, no later than July 27, 2006)" and (ii) deleting the parenthetical immediately after the word "Borrower" in the second line of paragraph (b) thereof that was inserted pursuant to the Third Amendment to the Credit Agreement, and inserting the following: "(or, in the case of the fiscal quarter ended March 31, 2006, no later than July 27, 2006)".

          SECTION 1.9. AMENDMENTS TO SECTION 7.2(D) TO THE CREDIT AGREEMENT.
Section 7.2(d) of the Credit Agreement is hereby amended by deleting the phrase "or on or prior to June 30, 2006 in the case of the fiscal quarter ended March 31, 2006", that was inserted pursuant to the Third Amendment to the Credit Agreement, and inserting the following: "or on or prior to July 27, 2006 in the case of the fiscal quarter ended March 31, 2006".

          SECTION 1.10. AMENDMENTS TO SECTION 8.1(A) TO THE CREDIT AGREEMENT.
Section 8.1(a) of the Credit Agreement is hereby amended by replacing the first line of the first table specified in Section 8.1(a) with the following:

                  "December 31, 2005 through March 31, 2006   4.35 to 1.00

                  June 30, 2006                               5.00 to 1.00"

          SECTION 1.11. AMENDMENTS TO SECTION 8.9 TO THE CREDIT AGREEMENT.
Section 8.9 of the Credit Agreement is hereby amended to add at the end of such
Section 8.9 the following proviso:

          "PROVIDED, that, notwithstanding the foregoing, the Borrower may repay the Senior Subordinated Notes with the proceeds of the Delayed-Draw Term Loans in the event those obligations are accelerated as result of the failure of the Borrower to deliver and file the Financial Statements with the Securities and Exchange Commission at the respective times required to be delivered under the Senior Subordinated Note Indenture or to purchase the Senior Subordinated Notes in a tender offer prior to or after the time the Senior Subordinated Notes become accelerable as a result of the failure to deliver and file the Financial Statements."

          SECTION 1.12. LIMITATION ON BORROWING OF REVOLVING CREDIT LOANS. During the period from the Amendment Effective Date (as defined below) to the date (the "TRIGGER DATE") of delivery of the Required Information (as defined in the Fourth Amendment to the Credit Agreement), and subject to compliance with the conditions to borrowing thereof contained in the Credit Agreement, the maximum principal amount of Revolving Extensions of Credit that may be outstanding on or prior to the Trigger Date shall not exceed $10,000,000.

          SECTION 1.13. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the date (the "AMENDMENT EFFECTIVE DATE") on which the following conditions are satisfied:

     (a) the Borrower, the Administrative Agent, the Required Lenders and the Majority Facility Lenders in respect of the Delayed-Draw Term Facility shall have executed and delivered to the Administrative Agent this Amendment (and such execution and delivery shall be deemed a waiver of any Default or Event of Default that may be deemed to have occurred or exist under (i) Section 9(e) of the Credit Agreement as a result of any default or event of default that may have occurred or exist under the Senior Subordinated Note Indenture as a result of the holders or beneficiaries of the Senior Subordinated Notes having the right (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, any of the Senior Subordinated Notes to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the Borrower (or any Guarantee Obligation in respect thereof to become payable) as a result of the failure to deliver and file the Financial Statements) or (ii) Section 9(b) or 9(d) of the Credit Agreement as a result of any of the financial statements previously delivered by the Borrower pursuant to Section 5.1 of the Credit Agreement, together with related financial information pursuant to Sections 7.1 and 7 .2 of the Credit Agreement, being the subject of a restatement of such financial statements, so long as any such restatements do not reflect additional cash charges, on a cumulative basis, in excess of $1,000,000);

     (b) either (i) the Senior Subordinated Notes shall have been duly accelerated or (ii) the Borrower shall have consummated the tender offer to purchase the Senior Subordinated Notes; and

     (c) the Administrative Agent shall have received all fees required to be paid to it on or before the Amendment Effective Date under Section 1.15(a) hereof and all expenses required to be paid to it under Section 1.15(b) hereof for which invoices have been presented prior to the Amendment Effective Date.

          SECTION 1.14. REPRESENTATION AND WARRANTIES. To induce the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and all of the Lenders as of the Amendment Effective Date that:


          (a) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

               (i) The Borrower has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Documents, as so amended.

               (ii) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents, as amended by this Amendment, except as otherwise provided in Section 5.4 of the Credit Agreement.

               (iii) This Amendment has been duly executed and delivered on behalf of the Borrower.

               (iv) This Amendment and each Loan Document, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower in and pursuant to the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

          SECTION 1.15. PAYMENT OF FEES AND EXPENSES.

          (a) AMENDMENT FEE. In the event that the Required Lenders execute and deliver this Amendment and the alternate version of a Fourth Amendment to the Credit Agreement dated as of the date hereof, and whether or not the Amendment Effective Date shall occur, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders consenting to this Amendment, an amendment fee in the amount of 0.25% on the principal amount of each such Lender's outstanding Initial Term Loans, Delayed-Draw Commitment and Revolving Commitment immediately prior to the Amendment Effective Date, payable on June 2, 2006.

          (b) EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to each Agent.

          SECTION 1.16. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

          SECTION 1.17. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                 CARMIKE CINEMAS, INC.

                                 By: /s/ LEE CHAMPION
                                    --------------------------------------------
                                      Name:      Lee Champion
                                      Title:     SVP, Gen. Counsel & Secretary

                                 BEAR STEARNS CORPORATE LENDING INC.,
                                      as Administrative Agent and as a Lender


                                 By:  /s/ VICTOR BULZACCHELL
                                   ---------------------------------------------
                                      Name:  Victor Bulzacchelli
                                      Title:  Vice President

                       WELLS FARGO FOOTHILL, N.A.,
                            as Issuing Lender, Documentation Agent and a Lender

                       By:  /s/ DENA SEK
                         ------------------------------------------------------
                       Name: Dena Seki
                       Title:  Vice President



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